UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  DECEMBER  11,  2007


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



             DELAWARE                 0-3936          11-1826363
     (State or other jurisdiction   (Commission     (IRS Employer
        of incorporation)           File Number)     Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK               11788
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                       NOT APPLICABLE
                       --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

INTRODUCTORY COMMENT

     Throughout this Current Report on Form 8-K, the terms "we," "us," "our," the "Company," and "Orbit" refer to Orbit International Corp. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 14, 2007, the Company entered into employment agreements with Dennis Sunshine, its Chief Executive Officer (the "Sunshine Employment Agreement"), Mitchell Binder, its Chief Financial Officer and Executive Vice President - Finance (the "Binder Employment Agreement") and Bruce Reissman, its Chief Operating Officer and Executive Vice President (the "Reissman Employment Agreement," and together with the Sunshine Employment Agreement and the Binder Employment Agreement, collectively referred to as the "Employment Agreements"). The full texts of the Employment Agreements are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and are incorporated herein by reference. The information included below under Item 5.02 provides a summary of the material terms of the Employment Agreements and is incorporated herein by reference into this Item 1.01.


ITEM 5.02. DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     (e) On December 11, 2007, Orbit's board of directors (the "Board") provided its approval for the Company to enter into the Employment Agreements, which go into effect on January 1, 2008. The full texts of the Employment
Agreements are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and are incorporated herein by reference. The following discussion provides a summary of the material terms of the Employment Agreements, which discussion is qualified in its entirety by reference to the entire text of the Employment Agreements.

The  Sunshine  Employment  Agreement
------------------------------------

     The Sunshine Employment Agreement provides for an annual base salary of $449,000 ("Base Salary"). The term of the agreement is for three years commencing on January 1, 2008 (the "Term"). Mr. Sunshine is eligible to participate in an executive annual incentive plan ("AIP") that is approved by the Company's Compensation Committee. Pursuant to such AIP, for each year during the Term, Mr. Sunshine could receive up to 100% of his Base Salary, with an annual target incentive of 50% of Base Salary, based on the satisfaction of certain strategic objectives approved by the Board each year during the Term. Mr. Sunshine shall also be eligible to participate in an executive long term incentive plan ("LTIP") that is approved by the Board under which Mr. Sunshine would be entitled to receive cash, shares or options (with a three year vesting schedule) to purchase the Company's stock with a value of $125,000 annually during the Term. In addition, Mr. Sunshine may be awarded an annual discretionary bonus ("Bonus") during the Term by the Company's Compensation Committee, at its sole discretion. Mr. Sunshine is entitled to receive other benefits under his employment agreement including reimbursement of country club fees and vehicle expenses, which includes the use of an automobile or automobile allowance, the lease of which or allowance shall not exceed $1,900 per month. During the Term, the Company shall maintain life insurance on Mr. Sunshine in the amount of one million dollars.

     If the Company decides not to extend Mr. Sunshine's employment agreement beyond the Term, terminates Mr. Sunshine without Cause, or Mr. Sunshine resigns for Good Reason (as those terms are defined in his employment agreement), Mr. Sunshine shall be entitled to receive a severance amount equal to two years of his Base Salary and two years of his AIP, and all non-vested shares or options received under his LTIP shall accelerate and vest on the date of termination. In the event of a Change in Control (as that term is defined in his employment agreement), Mr. Sunshine shall be entitled to receive the maximum amount that can be paid to him without any portion thereof constituting an "excess parachute payment" as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (approximately three times his Base Salary) along with other benefits set forth in his employment agreement.

     Mr. Sunshine is entitled to participate in the Company's executive benefit programs and is subject to certain non-competition and non-solicitation provisions in his employment agreement, which extend for a period of three years following the termination of the Term of Mr. Sunshine's employment with the Company.


The Binder Employment  Agreement
------------------------------

     The Binder Employment Agreement is substantially similar to the Sunshine Employment Agreement. The following discussion provides a summary of the material terms of the Binder Employment Agreement, which discussion is qualified in its entirety by reference to the entire text of the Binder Employment Agreement.

     The Binder Employment Agreement provides for an annual base salary of $300,600 ("Base Salary"). The term of the agreement is for two years commencing on January 1, 2008 (the "Term"). Mr. Binder is eligible to participate in an executive annual incentive plan ("AIP") that is approved by the Company's Compensation Committee. Pursuant to such AIP, for each year during the Term, Mr. Binder could receive up to 37.5% of his Base Salary, with an annual target incentive of 25% of Base Salary, based on the satisfaction of certain strategic objectives approved by the Board each year during the Term. Mr. Binder shall also be eligible to participate in an executive long term incentive plan ("LTIP") that is approved by the Board under which Mr. Binder would be entitled to receive cash, shares or options (with a two year vesting schedule) to purchase the Company's stock with a value of $15,000 annually during the Term. In addition, Mr. Binder may be awarded an annual discretionary bonus ("Bonus") during the Term by the Company's Compensation Committee, at its sole discretion. Mr. Binder is entitled to receive other benefits under his employment agreement including vehicle expenses, which include the use of an automobile or automobile allowance, the lease of which or allowance shall not exceed $1,250 per month. During the Term, the Company shall maintain life insurance on Mr. Binder in the amount of one million dollars.

     If the Company decides not to extend the agreement beyond the Term, terminates Mr. Binder without Cause, or Mr. Binder resigns for Good Reason (as those terms are defined in his employment agreement), Mr. Binder shall be entitled to receive a severance amount equal to two years of his Base Salary and two years of his AIP, and all non-vested shares or options received under his LTIP shall accelerate and vest on the date of termination. In the event of a Change in Control (as that term is defined in his employment agreement), Mr. Binder shall be entitled to receive the maximum amount that can be paid to him without any portion thereof constituting an "excess parachute payment" as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (approximately three times his Base Salary) along with other benefits set forth in his employment agreement.

     Mr. Binder is entitled to participate in the Company's executive benefit programs and is subject to certain non-competition and non-solicitation provisions in his employment agreement, which extend for a period of two years following the termination of the Term of Mr. Binder's employment with the Company.

The  Reissman  Employment  Agreement
------------------------------------

     The Reissman Employment Agreement is also substantially similar to the Sunshine Employment Agreement. The following discussion provides a summary of the material terms of the Reissman Employment Agreement which discussion is qualified in its entirety by reference to the entire text of the Reissman Employment Agreement.

     The Reissman Employment Agreement provides for an annual base salary of $389,300 ("Base Salary"). The term of the agreement is for three years commencing on January 1, 2008 (the "Term"). Mr. Reissman is eligible to participate in an executive annual incentive plan ("AIP") that is approved by the Company's Compensation Committee. Pursuant to such AIP, for each year during the Term, Mr. Reissman could receive up to 52.5% of his Base Salary, with an annual target incentive of 35% of Base Salary, based on the satisfaction of certain strategic objectives approved by the Board each year during the Term. Mr. Reissman shall also be eligible to participate in an executive long term incentive plan ("LTIP") that is approved by the Board under which Mr. Reissman would be entitled to receive cash, shares or options (with a three year vesting schedule) to purchase the Company's stock with a value of $37,500 annually during the Term. In addition, Mr. Reissman may be awarded an annual discretionary bonus ("Bonus") during the Term by the Company's Compensation Committee, at its sole discretion. Mr. Reissman is entitled to receive other benefits under his employment agreement including reimbursement of country club fees and vehicle expenses, which includes the use of an automobile or automobile allowance, the lease of which or allowance shall not exceed $1,500 per month. During the Term, the Company shall maintain life insurance on Mr. Reissman in the amount of one million dollars.

     If the Company decides not to extend Mr. Reissman's employment agreement beyond the Term, terminates Mr. Reissman without Cause, or Mr. Reissman resigns for Good Reason (as those terms are defined in his employment agreement), Mr. Reissman shall be entitled to receive a severance amount equal to two years of his Base Salary and two years of his AIP, and all non-vested shares or options received under his LTIP shall accelerate and vest on the date of termination. In the event of a Change in Control (as that term is defined in his employment agreement), Mr. Reissman shall be entitled to receive the maximum amount that can be paid to him without any portion thereof constituting an "excess parachute payment" as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (approximately three times his Base Salary) along with other benefits set forth in his employment agreement.

     Mr. Reissman is entitled to participate in the Company's executive benefit programs and is subject to certain non-competition and non-solicitation provisions in his employment agreement, which extend for a period of three years following the termination of the Term of Mr. Reissman's employment with the Company.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit 10.1 Employment Agreement dated December 14, 2007 between the Company and Dennis Sunshine.

Exhibit 10.2 Employment Agreement dated December 14, 2007 between the Company and Mitchell Binder.

Exhibit 10.3 Employment Agreement dated December 14, 2007 between the Company and Bruce Reissman.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     December 17, 2007


                              Orbit International Corp.

                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President